EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
SUPERVALU INC.:
We consent to the incorporation by reference in the Registration Statements No. 33-16934, No. 33-50071, No. 333-10151, No. 333-24813, No. 333-61365, No. 333-89157, No. 333-32354, No. 333-32356, No. 333-44570, No. 333-100912, No. 333-100913, No. 333-100915, No. 333-100919, No. 333-131759, No. 333-134671, No. 333-143859 and No. 333-150718 on Form S-8; No. 33-56415, No. 333-94965 and No. 333-43538 on Form S-3; and No. 333-132397 on Form S-4 of SUPERVALU INC., of our report dated April 27, 2009, with respect to the consolidated balance sheets of SUPERVALU INC. as of February 28, 2009 and February 23, 2008, and the related consolidated statements of earnings, stockholders’ equity, and cash flows for each of the fiscal years in the three-year period ended February 28, 2009, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of February 28, 2009, which report appears in the February 28, 2009 annual report on Form 10-K of SUPERVALU INC.
/s/ KPMG LLP
Minneapolis, Minnesota
April 27, 2009